Exhibit (n)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-114122 and 811-21548 of Generation Hedge Strategies Fund LLC of our report dated May 19, 2005, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us as Independent Registered Public Accounting Firm in the Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 28, 2005